Exhibit 99.1

Builders FirstSource Prices Offering of $750 Million of Senior Notes due 2035

May 5, 2025 (IRVING, Texas) – Builders FirstSource, Inc. (NYSE: BLDR) (“Builders FirstSource” or the “Company”) today announced that it has priced an offering of $750 million aggregate principal amount of 6.750% unsecured Senior Notes due 2035 (the “Notes”), which represents a $250 million increase in the previously announced size of the offering. The price to investors will be 100.000% of the principal amount of the Notes.

The offering of the Notes is expected to close on May 8, 2025, subject to customary closing conditions. The Company intends to use the net proceeds from the offering to repay indebtedness outstanding under its senior secured ABL facility.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the Notes were offered and sold only to (i) persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

About Builders FirstSource

Headquartered in Irving, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery, and installation of a full range of structural and related building products. We operate in 43 states with approximately 595 locations and have a market presence in 48 of the top 50 and 92 of the top 100 MSAs, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (some of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork, and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other specialty building products.

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about the offering of the Notes, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource as of the date of this release. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Further information regarding such risks or uncertainties can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports the Company files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Investor Contact:

Heather Kos

SVP, Investor Relations

Builders FirstSource, Inc.

investorrelations@bldr.com

Source: Builders FirstSource, Inc.